Exhibit 16


                                        Arthur Andersen LLP
                                        1601 Market Street
                                        Philadelphia, PA  19103-2499

                                        Tel 267-675-6000
                                        www.andersen.com

January 15, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K dated January 15, 2002 of Commonwealth Bancorp, Inc. to be filed with the Securities of Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP


cc:  Mr. Charles M. Johnston, CFO, Commonwealth Bancorp, Inc.